UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 28, 2007
infoUSA Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

0-19598	47-0751545
(Commission File Number)	(I.R.S. Employer Identification No.)

5711 South 86th Circle, Omaha Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)
(402) 593-4500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index to Current Report on Form 8-K
Agreement and Plan of Merger
Shareholder Support Agreement
Shareholder Support Agreement
Shareholder Support Agreement

Item 1.01 Entry into a Material Definitive Agreement
     On June 28, 2007, infoUSA Inc., a Delaware corporation (“infoUSA”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 28, 2007, by and among infoUSA, Knickerbocker Acquisition Corp., a New York corporation and a wholly-owned subsidiary of infoUSA (“Purchaser”), and Guideline, Inc., a New York corporation (the “Company”). The total transaction value, including assumption of debt, will be approximately $41.6 million. The press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.
     Pursuant to the Merger Agreement, Purchaser will commence a cash tender offer to acquire (i) all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Common Shares”), at a price of $1.35 per Common Share, in cash and (ii) all of the issued and outstanding shares of Series A Preferred Stock, par value $0.0001 per share, of the Company (the “Preferred Shares” and, along with the Common Shares, the “Shares”), at a price equal to the liquidation preference of $1.50 per share and accrued dividends thereon, in cash (the “Offer”). Following completion of the Offer, Purchaser will be merged with and into the Company, with the Company becoming a wholly-owned subsidiary of infoUSA (the “Merger”). In the Merger, all Shares not tendered to Purchaser in the Offer will be converted into the right to receive the cash amount payable in the Offer without interest. The Offer and the Merger are subject to the satisfaction of customary closing conditions, including a condition to the Offer that there be validly tendered at least 66 2/3% of the outstanding Shares on a fully-diluted basis. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.
     In the Merger Agreement, the Company has granted to Purchaser an option (the “Top-Up Stock Option”) to purchase a number of Common Shares that, when added to the number of shares owned by infoUSA and Purchaser immediately following the completion of the Offer, will constitute more than 90% of the Common Shares on a fully-diluted basis (assuming the issuance of the shares issued upon exercise of the Top-Up Stock Option), at a purchase price per share equal to the price paid per Common Share in the Offer. The Top-Up Stock Option may only be exercised if Purchaser has accepted for payment at least 90% of the outstanding Preferred Shares in the Offer and if exercise thereof will result in the ownership by the infoUSA and Purchaser of more than 90% of the Common Shares on a fully-diluted basis. The Top-Up Stock Option may not be exercised for a number of Common Shares that would require the approval of the company’s shareholders under applicable law, or that exceeds the number of Common Shares authorized in the Company’s certificate of incorporation.
     The Merger Agreement contains certain termination rights for each of infoUSA, Purchaser and the Company, and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company would be required to pay to infoUSA a termination fee of up to $1,375,000.

     In connection with the transactions contemplated by the Merger Agreement, infoUSA and Purchaser entered into Shareholder Support Agreements, pursuant to which the following shareholder have agreed to tender their Shares pursuant to the Offer and vote in favor of the Merger: (i) Petra Mezzanine Fund, (ii) Special Situations Fund III Q.P., L.P. and certain of its affiliates, (iii) Wynnefield Partners Small Cap Value L.P. and certain of its affiliates, (iv) Marlin Equities, LLC and one of its affiliates, (v) David Walke, (vi) Marc Litvinoff, (vii) Douglas House, (viii) Peter Hooper, and (ix) Andrew Garvin. Such shareholders currently hold approximately 59% of the outstanding Shares of the Company. Copies of the Shareholder Support Agreements are attached hereto as Exhibits 2.2 through 2.4 and are hereby incorporated by reference.
     The foregoing descriptions of the Merger Agreement and the Shareholder Support Agreements and the transactions contemplated thereby are qualified in their entirety by reference to the Merger Agreement and the Shareholder Support Agreements, which are attached hereto as Exhibits 2.1 and 2.2 through 2.4, respectively, and incorporated herein by reference.
     The Offer described above has not yet commenced and this announcement is neither an offer to purchase nor a solicitation of an offer to sell any shares of the Company. Additional details regarding the Offer will be disclosed in tender offer documents, which will be filed concurrently with commencement of the Offer. If the Offer is commenced, a tender offer statement on Schedule TO will be filed by infoUSA and Purchaser with the Securities and Exchange Commission (the “SEC”) and, following commencement, a solicitation/recommendation statement on Schedule 14D-9 will be filed by the Company with the SEC. Company shareholders are urged to read the tender offer statement, the solicitation/recommendation statement and any other relevant documents relating to the Offer, when they become available, because they will contain important information about the Company, infoUSA and the proposed transaction. The tender offer statement and the solicitation/recommendation statement should be read carefully before making a decision concerning the Offer.
     Company shareholders will be able to obtain copies of these documents when they become available, along with other documents filed with the SEC, free of charge, through the website maintained by the SEC at http://www.sec.gov. Shareholders can also obtain, free of charge, copies of the solicitation/recommendation statement when it becomes available, along with any documents the Company has filed with the SEC, by directing a request to the Company at 625 Avenue of the Americas, New York, NY 10011, Attention: Controller, telephone: (212) 645-4500.
     Company shareholders can also obtain, free of charge, copies of the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) when it becomes available, along with any documents infoUSA has filed with the SEC, by directing a request to infoUSA at 5711 S. 86th Circle, Omaha NE 68127, Attention: Chief Financial Officer, telephone: (402) 593-4500.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
     The following are filed as Exhibits to this Report:

Exhibit
No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated June 28, 2007, by and among infoUSA Inc., Knickerbocker Acquisition Corp. and Guideline, Inc. (filed herewith)

2.2	Shareholder Support Agreement, dated June 28, 2007, by and between infoUSA Inc., Knickerbocker Acquisition Corp., Special Situations Fund III Q.P., L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. (filed herewith)

2.3	Shareholder Support Agreement, dated June 28, 2007, by and between infoUSA Inc., Knickerbocker Acquisition Corp., and David Walke (filed herewith)

2.4	Shareholder Support Agreement, dated June 28, 2007, by and between infoUSA Inc., Knickerbocker Acquisition Corp., Petra Mezzanine Fund, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P., Marlin Equities, LLC, Martin Franklin, Mark Litvinoff, Douglas House, Peter Hooper, and Andrew Garvin (filed herewith)

99.1	Joint press release issued by infoUSA and Guideline, Inc. on June 28, 2007 (incorporated by reference to the Schedule TO-C filed by infoUSA Inc. on June 28, 2007)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc.
By:	/s/ STORMY L. DEAN
Stormy L. Dean
Chief Financial Officer

Dated: July 5, 2007

Exhibit Index to Current Report on Form 8-K

Exhibit
No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated June 28, 2007, by and among infoUSA Inc., Knickerbocker Acquisition Corp. and Guideline, Inc. (filed herewith)

2.2	Shareholder Support Agreement, dated June 28, 2007, by and between infoUSA Inc., Knickerbocker Acquisition Corp., Special Situations Fund III Q.P., L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. (filed herewith)

2.3	Shareholder Support Agreement, dated June 28, 2007, by and between infoUSA Inc., Knickerbocker Acquisition Corp., and David Walke (filed herewith)

2.4	Shareholder Support Agreement, dated June 28, 2007, by and between infoUSA Inc., Knickerbocker Acquisition Corp., Petra Mezzanine Fund, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P., Marlin Equities, LLC, Martin Franklin, Mark Litvinoff, Douglas House, Peter Hooper, and Andrew Garvin (filed herewith)

99.1	Joint press release issued by infoUSA and Guideline, Inc. on June 28, 2007 (incorporated by reference to the Schedule TO-C filed by infoUSA Inc. on June 28, 2007)